UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

Seventh Amendment to Amended and Restated Credit Agreement

EnerJex Resources, Inc., a Nevada corporation (the "Company") , EnerJex Kansas, Inc., DD Energy, Inc., Black Sable Energy, LLC, Black Raven Energy, Inc., Adena, LLC, and Working Interest, LLC (together with the Company, the "Initial Borrowers") previously entered into an Amended and Restated Credit Agreement dated October 3, 2011, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated December 14, 2011, that certain Second Amendment to Amended and Restated Credit Agreement dated as of August 31, 2012, that certain Third Amendment to Amended and Restated Credit Agreement dated as of November 2, 2012, that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of January 24, 2013, that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of September 30, 2013, and that certain Sixth Amendment to Amended and Restated Credit Agreement dated as of November 19, 2013 (the "Credit Agreement") with Texas Capital Bank, N.A., (the "Bank") as Administrative Agent, L/C Issuer and Bank (as those terms are defined in the Credit Agreement), and other financial institutions and banks that may become a party to the Credit Agreement from time to time.

On May 22, 2014, the Borrowers entered into a Seventh Amendment to Amended and Restated Credit Agreement (the "Seventh Amendment") with the Bank. In the Seventh Amendment the Bank has consented to the issuance of up to850,000 shares of 10% Series A Cumulative Redeemable Perpetual Preferred Stock by the Company, and the payment of dividends thereon in accordance with the terms of such shares.

The description herein of the Seventh Amendment is qualified in its entirety, and the terms are incorporated herein, by reference to the Seventh Amendment, the form of which is filed as Exhibits 10.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Seventh Amendment to Amended and Restated Credit Agreement executed May 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.,

Date: May 27, 2014	By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr. Chief Executive Officer and
President